Exhibit 2.1

Execution Version

THIRD Amendment to AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This THIRD Amendment to AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of March 7, 2023, is entered into by and among (i) Bitdeer Technologies Holding Company, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), (ii) Blue Safari Group Acquisition Corp., a British Virgin Islands business company (“SPAC”), (iii) Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“PubCo”), (iv) Blue Safari Merge Limited, a British Virgin Islands business company and a wholly-owned subsidiary of PubCo (“Merger Sub 1”), (v) Blue Safari Merge II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of PubCo (“Merger Sub 2”), (vi) Bitdeer Merge Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of PubCo (“Merger Sub 3”), and (vii) Blue Safari Mini Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of SPAC (“SPAC Sub”).

RECITALS

WHEREAS, the parties hereto entered into that certain Amended and Restated Agreement and Plan of Merger dated as of December 15, 2021 (the “Original A&R Merger Agreement”);

WHEREAS, the Original A&R Merger Agreement was amended by the First Amendment to Amended and Restated Agreement and Plan of Merger (the “First Amendment”) dated as of May 30, 2022;

WHEREAS, the Original A&R Merger Agreement and the First Amendment were amended by the Second Amendment to Amended and Restated Agreement and Plan of Merger (the “Second Amendment”) dated as of December 2, 2022 (the Original A&R Merger Agreement as amended by the First Amendment and the Second Amendment is referred to herein as the “A&R Merger Agreement”);

WHEREAS, Section 14.2 of the A&R Merger Agreement provides that the A&R Merger Agreement may be amended by a writing signed by each of the SPAC Parties (prior to the Acquisition Merger Effective Time) and the Company; and

WHEREAS, the parties hereto wish to make certain amendments to the A&R Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Definitions. Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the A&R Merger Agreement.

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2.            Amendments.

2.1.         Per Share Equity Value. The definition of “Per Share Equity Value” in Section 1.1 of the A&R Merger Agreement is hereby deleted in its entirety and replaced with the following:

““Per Share Equity Value” means the quotient obtained by dividing (i) US$1,180,000,000 by (ii) the Company Total Shares.”

2.2.         American Depositary Shares.

2.2.1.	Definition of “DTC” is hereby deleted from Section 1.1 of the A&R Merger Agreement.

2.2.2.	Definitions of “ADS” and “ADS Registration Statement” are hereby deleted from Section 1.2 of the A&R Merger Agreement.

2.2.3.	Section 3.8 of the A&R Merger Agreement is hereby deleted in its entirety.

2.2.4.	Reference to “, which will trade in the United States in the form of ADSs, and may be evidenced by American depositary receipts” is hereby deleted from Section 4.1(c) of the A&R Merger Agreement.

2.2.5.	Reference to “, which will trade in the United States in the form of ADSs” is hereby deleted from Section 4.3(a) of the A&R Merger Agreement.

2.2.6.	Section 4.4(b) of the A&R Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(b)  Prior to the First SPAC Merger Effective Time, PubCo shall appoint an exchange agent reasonably acceptable to the Company and SPAC (in such capacity, the “Exchange Agent”), for the purpose of exchanging (i) Company Shares for a number of PubCo Ordinary Shares, and (ii) SPAC Ordinary Shares for a number of PubCo Ordinary Shares, each in accordance with the provisions of this Agreement, the First Plan of Merger, the Second Plan of Merger and the Plan of Acquisition Merger, as applicable. At or prior to the First SPAC Merger Effective Time, PubCo shall deposit, or cause to be deposited with the Exchange Agent, (i) that number of PubCo Class A Ordinary Shares and (ii) that number of PubCo Class V Ordinary Shares, as calculated pursuant to Section 4.1(c), Section 4.3(a) and Section 4.3(b). If the Exchange Agent requires that, as a condition to receive the PubCo Ordinary Shares, any holder of Company Shares, SPAC Ordinary Shares deliver a letter of transmittal to the Exchange Agent, then at or as promptly as practicable following the First SPAC Merger Effective Time or the Acquisition Merger Effective Time, as the case may be, PubCo shall send, or shall cause the Exchange Agent to send, to each SPAC Shareholder a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and SPAC (a “SPAC Letter of Transmittal”) and to each Company Shareholder a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and SPAC (a “Company Letter of Transmittal”).”

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2.2.7.	Section 4.4(c) of the A&R Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(c)  Notwithstanding any other provision of this Section 4.4, any obligation on PubCo under this Agreement to issue PubCo Ordinary Shares to (i) SPAC Shareholders entitled to PubCo Class A Ordinary Shares or (ii) Company Shareholders entitled to receive PubCo Ordinary Shares shall be satisfied by PubCo issuing such PubCo Ordinary Shares directly to the holders entitled thereto by entering such holders on the register of members maintained by PubCo (or its share registrar) for the PubCo Class A Ordinary Shares or PubCo Class V Ordinary Shares, as applicable.”

2.2.8.	Reference to “(such PubCo Ordinary Shares so restricted may not be issued in the form of unrestricted ADSs through the book-entry transfer system of DTC)” is hereby deleted from Section 4.4(i) of the A&R Merger Agreement.

2.2.9.	Reference to “and the corresponding ADSs” is hereby deleted from Section 7.6 of the A&R Merger Agreement.

2.2.10.	Section 11.1(b) of the A&R Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(b)  The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no Action seeking such stop order shall have been threatened or initiated by the SEC and not withdrawn.”

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3.            No Other Amendments. The parties hereto agree that all other provisions of the A&R Merger Agreement shall, subject to the amendments expressly set forth in Section 2 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the A&R Merger Agreement or any of the documents referred to therein. This Amendment forms an integral and inseparable part of the A&R Merger Agreement.

4.            References. Each reference to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” and each other similar reference contained in the A&R Merger Agreement shall, effective from the date of this Amendment, refer to the A&R Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the A&R Merger Agreement and references in the A&R Merger Agreement, as amended hereby, to “the date hereof,” “the date of this Agreement” and other similar references shall in all instances continue to refer to December 15, 2021, May 30, 2022 or December 2, 2022, as the case may be, and references to the date of this Amendment and “as of the date of this Amendment” shall refer to March 7, 2023.

5.            Effect of Amendment. This Amendment shall form a part of the A&R Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the A&R Merger Agreement shall be deemed a reference to the A&R Merger Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

6.            Incorporation by Reference. Each of the provisions under Article XII (Dispute Resolution), Section 14.7 (Governing Law) and Section 14.8 (Counterparts) of the A&R Merger Agreement shall be incorporated into this Amendment by reference as if set out in full herein, mutatis mutandis.

7.            Further Assurance. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions and matters contemplated by this Amendment. The parties hereto further agree that each of the parties shall cooperate in good faith in advancing the Business Combination (as such term is defined in SPAC’s Organizational Documents) of SPAC, including adjusting the businesses and assets to be covered therein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SPAC:

Blue Safari Group Acquisition Corp.

By:	/s/ Naphat Sirimongkolkasem
Name: Naphat Sirimongkolkasem
Title: Director

SPAC Sub:

Blue Safari Mini Corp.

By:	/s/ Naphat Sirimongkolkasem
Name: Naphat Sirimongkolkasem
Title: Director

Signature Page to Third Amendment to the Amended and Restated Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

PubCo:

Bitdeer Technologies Group

By:	/s/ Clara Yuexi Jiang
Name: Clara Yuexi Jiang
Title: Director

Merger Sub 1:

Blue Safari Merge Limited

By:	/s/ Clara Yuexi Jiang
Name: Clara Yuexi Jiang
Title: Director

Merger Sub 2:

Blue Safari Merge II Limited

By:	/s/ Clara Yuexi Jiang
Name: Clara Yuexi Jiang
Title: Director

Merger Sub 3:

Bitdeer Merge Limited

By:	/s/ Clara Yuexi Jiang
Name: Clara Yuexi Jiang
Title: Director

Signature Page to Third Amendment to the Amended and Restated Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Company:

Bitdeer Technologies Holding Company

By:	/s/ WU Jihan
Name: WU Jihan 吴忌寒
Title: Director

Signature Page to Third Amendment to the Amended and Restated Agreement and Plan of Merger